Exhibit 99.1

Press Contact:
     Marge Boccuti
     Manager, Investor Relations
     610-832-7702
     marge.boccuti@bdnreit.com
Investor Contact:
     Howard M. Sipzner
     EVP & CFO
     610-832-4907
     howard.sipzner@bdnreit.com

Brandywine Realty Trust Reports Second Quarter 2008 Results
Radnor, PA, July 31, 2008 — Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of Class A, suburban and urban office properties in the mid-Atlantic region and other selected markets throughout the United States, announced today its financial and operating results for the three- and six-month periods ended June 30, 2008. The highlights are as follows:
Financial Highlights — Second Quarter
▪	Net income allocated to common shares totaled $7.4 million or $0.08 per diluted share in the second quarter of 2008 compared to a loss of $0.8 million or ($0.01) per diluted share in the second quarter of 2007. Net income in the second quarter of 2008 included a $13.4 million gain on the disposition of discontinued real estate offset by a previously disclosed, $6.85 million impairment charge related to a portfolio of five held-for-sale properties, while net income in the second quarter of 2007 included a $0.9 million loss on the disposition of discontinued real estate.

▪	Funds from operations (FFO) in the second quarter of 2008 totaled $52.2 million ($59.0 million excluding the $6.85 million impairment charge) or $0.57 per diluted share ($0.65 per diluted share excluding the impairment charge), compared to $59.0 million or $0.65 per diluted share in the second quarter of 2007. FFO in the second quarter of 2008 included a $1.0 million gain ($0.01 per diluted share) attributable to the early extinguishment of a portion of an unsecured debt obligation.

▪	In the second quarter of 2008, we incurred $9.3 million of revenue maintaining capital expenditures which along with other adjustments to FFO, resulted in $43.4 million of cash available for distribution (CAD) or $0.48 per diluted share compared to $33.5 million of CAD or $0.37 per diluted share in the second quarter of 2007 when we incurred $17.3 million of revenue maintaining capital expenditures. Our second quarter 2008 CAD payout ratio ($0.44 common share dividend / $0.48 CAD) was 91.7%.
Financial Highlights — Six Months
▪	Net income allocated to common shares totaled $20.1 million or $0.23 per diluted share in the first six months of 2008 compared to $16.4 million or $0.19 per diluted share in the first six months of 2007. Net income in the first six months of 2008 included $21.4 million of gains on the disposition of discontinued real estate offset by the $6.85 million impairment charge, while net income in the first six months of 2007 included $25.2 million of gains on the disposition of discontinued real estate.

▪	FFO for the first six months of 2008 totaled $114.7 million ($121.5 million excluding the $6.85 million impairment charge) or $1.26 per diluted share ($1.34 per diluted share excluding the impairment charge), compared to $117.5 million or $1.27 per diluted share for the first six months of 2007. FFO in the first half of 2008 included a $4.3 million gain ($0.05 per diluted share) attributable to the early extinguishment of a portion of an unsecured debt obligation.

▪	For the first six months of 2008, CAD totaled $90.7 million or $1.00 per diluted share versus $65.4 million or $0.71 per diluted share for the first six months of 2007. Our CAD payout ratio (on $0.88 of aggregate common share dividends) for the first six months of 2008 was 88.0%.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

Portfolio Highlights
▪	At June 30, 2008, our core portfolio was 92.9% occupied and 94.2% leased (reflecting leases commencing after June 30, 2008). We owned 254 properties at June 30, 2008, encompassing 237 core portfolio properties aggregating 23.7 million square feet, 12 development/redevelopment properties aggregating 3.2 million square feet and 5 properties aggregating 1.7 million square feet designated as held for sale.

▪	During the second quarter of 2008, our net operating income (NOI) declined 0.9% on a GAAP basis and increased 0.9% on a cash basis for our 225 same store properties which were 92.9% and 93.8% occupied on June 30, 2008 and June 30, 2007, respectively. For the first six months of 2008, NOI for our same store portfolio increased 0.7% on a GAAP basis and increased 3.4% on a cash basis.

▪	Our overall NOI margin on a GAAP basis for the second quarter of 2008 was 61.5% versus 61.2% for the second quarter of 2007.

▪	For the second quarter of 2008, our core portfolio retention rate was 62.5% with overall negative net absorption of 115,404 square feet. During the second quarter of 2008, we achieved a 5.9% increase on our renewal rental rates and a 5.0% increase on our new lease rental rates, both on a GAAP basis.
Investment Highlights
▪	We acquired no properties in the second quarter of 2008.

▪	During the second quarter of 2008, we sold 100 Brandywine Boulevard in Newtown, Pennsylvania for $28.0 million with a gain on sale of $13.4 million, bringing year-to-date sales to $56.2 million with aggregate gains of $21.4 million. We also announced the pending sale of a five-property portfolio in Oakland, California for an aggregate gross price of $412.5 million, which we expect to close in the third quarter of 2008.

▪	At June 30, 2008, we were actively proceeding on six ground-up developments and six redevelopments with total estimated costs of $637.3 million of which $376.0 million remained to be funded. These amounts include $365.0 million of costs for the combined 30th Street Post Office and garage development in Philadelphia, Pennsylvania of which $296.6 million remained to be funded at June 30, 2008, primarily in 2009 and 2010. As of July 25, 2008, our six ground-up developments and six redevelopments were collectively 74.6% leased, reflecting a recently completed 195,000 square foot lease at our South Lake at Dulles Corner project and other leasing activity.
Capital Markets Highlights
▪	During the second quarter of 2008, we repurchased $7.0 million of our $345.0 million 3.875% Guaranteed Exchangeable Notes at an average price of 85.9% which resulted in a $1.0 million gain for the early extinguishment of debt. We funded this repurchase from a combination of proceeds from asset sales, cash flow from operations and borrowings under our unsecured revolving credit facilities. We now have $313.5 million of this note issue outstanding, reflecting cumulative repurchase activity.

▪	During the second quarter of 2008, we exercised the accordion feature on our $150.0 million unsecured term loan and funded an additional $33.0 million, bringing its total outstanding balance to $183.0 million. All amounts outstanding under the term loan bear interest at a periodic rate of LIBOR plus 80 basis points. The net proceeds of the term loan increase were used to reduce indebtedness under our unsecured revolving credit facilities.

▪	At June 30, 2008, our net debt to gross assets measured 52.4% compared to 53.6% at December 31, 2007, marking three consecutive quarters during which we have reduced this leverage metric. At June 30, 2008, we had $442.5 million available for use and drawdown under our various credit facilities.

▪	We achieved a 2.7 times interest coverage ratio for the quarter ended June 30, 2008 versus 2.5 for the quarter ended June 30, 2007.
“The second quarter of 2008 reflects our continued focus on core portfolio performance, ongoing lease-up of our development projects and prudent balance sheet management,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “These activities, punctuated by the pending sale of a portfolio of five Oakland assets, the substantial lease-up of our Metro DC development and efficient use of our capital to support our leasing program bolster our ability to successfully navigate the challenging economic climate.”
Distributions
On June 18, 2008, our Board of Trustees declared a quarterly dividend distribution of $0.44 per common share that was paid on July 18, 2008 to shareholders of record as of July 3, 2008. Our Board also declared quarterly dividend distributions of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on July 15, 2008 to holders of record as of June 30, 2008 of the Series C and Series D Preferred Shares, respectively.
Share Repurchase Program
We are authorized to purchase an additional 539,200 common shares and may make repurchases from time to time in the open market or in privately negotiated transactions, subject to market conditions and compliance with legal requirements. The share repurchase program does not contain any time limitation and does not obligate us to repurchase any shares. We did not purchase any shares in the second quarter of 2008 and may discontinue the program at any time.
2008 Earnings and FFO Guidance
Based on current plans and assumptions including the expected closing of our five-property Oakland sale on or about August 31, 2008 and subject to the risks and uncertainties more fully described in Brandywine’s reports filed with the Securities and Exchange Commission, we are maintaining our previously announced guidance for full year 2008 FFO per diluted share to be in a range of $2.40 to $2.50 reflecting the add-back of the $6.85 million (approximately $0.08 per diluted share) impairment charge. Going forward, we will report FFO both with and without the impairment charge. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of FFO per diluted share (with and without the impairment charge) and earnings per diluted share:

Guidance for 2008	Range or Value
Earnings per diluted share allocated to common shareholders	$0.14	to	$0.24
Less: gains on the sale of real estate	(0.24)		(0.24)
Plus: real estate depreciation and amortization	2.42		2.42

FFO per diluted share	$2.32	to	$2.42

Plus: impairment charge	0.08		0.08

Adjusted FFO per diluted share	$2.40	to	$2.50

For guidance purposes, we have not considered any future gains, losses or impairments from the sale of real estate not previously disclosed. Our 2008 FFO guidance does not include any income from the sale of undepreciated real estate, in accordance with our current practice.
Forward-Looking Statements
Estimates of future earnings per share and FFO per share and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; competition for real estate acquisitions; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K and Form 10-K/A for the year ended December 31, 2007. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Accounting Disclosure
During the quarter ended June 30, 2008, we identified certain instances dating back to 1998 in which we canceled, upon the vesting of restricted shares, a portion of such shares in settlement of tax withholdings in excess of statutory rates. As a result, we have changed the classification of the affected restricted share grants from equity to liability awards with corresponding immaterial changes in individual period net income amounts. While no single period impact is material, the error requires correction. We will make corresponding revisions as appropriate to our prior period financial statements in our supplemental information package and in future SEC filings. No Form 8-K or prior period restatement filings are required.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before minority interest of unit holders (preferred and common) and excluding gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and minority interest. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with

GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
For information purposes, we also provide FFO adjusted for impairment charges. Although our calculation of FFO as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that by excluding impairment charges, shareholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, minority interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and minority interest in property partnerships. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.
Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of the Company’s CAD calculation and represent the portion of capital expenditures required to maintain the Company’s current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was approved. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, the Company excludes capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.

Second Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, July 31, 2008 at 11:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #52019041. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, August 14, 2008 by calling 1-800-642-1687 and providing access code 52019041. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the second quarter earnings report. The supplemental information package is available in the “Investor Relations – Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead — Third Quarter 2008 Conference Call
We anticipate that we will release our third quarter 2008 earnings on Wednesday, October 29, 2008, after the market close and will host our third quarter 2008 conference call on Thursday, October 30, 2008, at 11:00 a.m. EDT. We expect to issue a press release in advance of these events to confirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops and manages a primarily Class A, suburban and urban office portfolio aggregating approximately 40 million square feet, including 29 million square feet which it currently owns on a consolidated basis. For more information, visit our website at www.brandywinerealty.com.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	June 30,	December 31,
	2008	2007
ASSETS
Real estate investments:
Operating properties	$4,478,032	$4,813,563
Accumulated depreciation	(595,209)	(558,908)

	3,882,823	4,254,655
Development land and construction-in-progress	363,936	402,270

	4,246,759	4,656,925
Cash and cash equivalents	4,791	5,600
Accounts receivable, net	11,888	17,057
Accrued rent receivable, net	86,783	83,098
Assets held for sale, net	417,127	—
Investment in real estate ventures	71,078	71,598
Deferred costs, net	85,665	87,123
Intangible assets, net	167,115	218,149
Other assets	59,712	74,549

Total assets	$5,150,918	$5,214,099

LIABILITIES AND BENEFICIARIES’ EQUITY
Mortgage notes payable, including premiums	$493,505	$611,898
Unsecured term loan	183,000	150,000
Borrowings under credit facilities	163,000	130,727
Unsecured senior notes, net of discounts	2,177,118	2,208,344
Accounts payable and accrued expenses	68,267	80,732
Distributions payable	42,419	42,368
Tenant security deposits and deferred rents	58,469	65,241
Acquired lease intangibles, net	53,662	67,281
Other liabilities	26,719	29,586
Mortgage note payable and other liabilities held for sale, net	113,897	—

Total liabilities	3,380,056	3,386,177

Minority interest	66,940	83,990
Beneficiaries’ equity:
Preferred shares — Series C	20	20
Preferred shares — Series D	23	23
Common shares	877	870
Additional paid-in capital	2,320,305	2,320,857
Common shares in treasury	(29,970)	(53,449)
Cumulative earnings	494,704	477,150
Accumulated other comprehensive loss	(1,151)	(1,885)
Cumulative distributions	(1,080,886)	(999,654)

Total beneficiaries’ equity	1,703,922	1,743,932

Total liabilities and beneficiaries’ equity	$5,150,918	$5,214,099

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue
Rents	$126,051	$125,660	$251,656	$251,315
Tenant reimbursements	20,859	19,419	39,966	38,744
Termination fees	892	498	4,124	1,764
Third party management fees, labor reimbursement and leasing	5,170	5,369	10,849	9,704
Other	815	1,274	1,599	2,439

Total revenue	153,787	152,220	308,194	303,966

Operating Expenses
Property operating expenses	41,282	41,280	82,904	82,299
Real estate taxes	15,581	15,214	31,328	29,956
Management expenses	2,381	2,496	4,627	4,991
Depreciation and amortization	52,472	53,542	104,324	111,340
General & administrative expenses	6,127	7,007	11,039	14,417

Total operating expenses	117,843	119,539	234,222	243,003

Operating income	35,944	32,681	73,972	60,963

Other income (expense)
Interest income	179	1,597	382	2,378
Interest expense	(35,709)	(39,423)	(71,807)	(78,396)
Deferred financing costs	(1,198)	(1,065)	(2,706)	(2,323)
Equity in income of real estate ventures	1,664	4,504	2,779	5,258
Net gain on disposition of undepreciated real estate	—	—	(24)	—
Gain on early extinguishment of debt	986	—	4,342	—

Income (loss) before minority interest and discontinued operations	1,866	(1,706)	6,938	(12,120)
Minority interest — partners’ share of consolidated real estate ventures	(38)	8	(78)	(108)
Minority interest attributable to continuing operations — LP units	16	158	(103)	681

Income (loss) from continuing operations	1,844	(1,540)	6,757	(11,547)

Discontinued operations:
Income from discontinued operations	1,253	3,708	3,535	8,235
Net gain on disposition of discontinued operations	13,420	(856)	21,401	25,153
Provision for impairment	(6,850)	—	(6,850)	—
Minority interest attributable to discontinued operations — LP units	(299)	(123)	(731)	(1,427)

	7,524	2,729	17,355	31,961

Net income (loss)	9,368	1,189	24,112	20,414

Income allocated to Preferred Shares	(1,998)	(1,998)	(3,996)	(3,996)

Income (loss) allocated to Common Shares	$7,370	$(809)	$20,116	$16,418

PER SHARE DATA
Basic income (loss) per Common Share	$0.08	$(0.01)	$0.23	$0.19

Basic weighted-average shares outstanding	87,280,576	87,080,785	87,092,271	87,680,773

Diluted income (loss) per Common Share	$0.08	$(0.01)	$0.23	$0.19

Diluted weighted-average shares outstanding	87,512,345	87,080,785	87,300,005	88,298,521

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Reconciliation of Net Income to Funds from Operations (FFO):
Net income (loss) allocated to common shares	$7,370	$(809)	$20,116	$16,418

Add (deduct):
Minority interest attributable to continuing operations — LP units	(16)	(158)	103	(681)
Net gains on sale of undepreciated real estate	—	—	24	—
Minority interest attributable to discontinued operations — LP units	299	123	731	1,427
Net loss (gain) on disposition of discontinued operations	(13,420)	856	(21,401)	(25,153)

Loss before net gains on sale of interests in real estate and minority interest	(5,767)	12	(427)	(7,989)

Add:
Depreciation and amortization:
Real property — continuing operations	38,382	38,010	75,419	80,530
Leasing costs (includes acquired intangibles) - continuing operations	13,515	14,933	27,717	29,529
Real property — discontinued operations	2,627	3,151	5,339	8,499
Leasing costs (includes acquired intangibles) - discontinued operations	1,392	1,534	2,768	5,029
Company’s share of unconsolidated real estate ventures	2,256	1,596	4,323	3,040
Partners’ share of consolidated real estate ventures	(226)	(218)	(444)	(1,172)

Funds from operations	$52,179	$59,018	$114,695	$117,466

FFO per share — fully diluted	$0.57	$0.65	$1.26	$1.27

FFO, excluding provision for impairment	$59,029	$59,018	$121,545	$117,466

FFO per share, excluding provision for impairment — fully diluted	$0.65	$0.65	$1.34	$1.27

Weighted-average shares/units outstanding — fully diluted	90,979,203	91,418,933	90,944,076	92,237,966

Distributions per Common Share	$0.44	$0.44	$0.88	$0.88

Payout ratio of FFO (Distribution per Common Share divided by FFO per Share)	77.2%	67.7%	69.8%	69.3%

Payout ratio of FFO, excluding provision for impairment	67.7%	67.7%	65.7%	69.3%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations	$52,179	$59,018	$114,695	$117,466

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(4,624)	(6,143)	(11,233)	(14,775)
Deferred market rental income, including discontinued operations	(2,408)	(2,692)	(4,686)	(6,305)
Company’s share of unconsolidated real estate ventures’ straight-line rent and deferred market rent (1)	81	133	155	327
Partners’ share of consolidated real estate ventures’ straight-line rent and deferred market rent	(39)	(39)	(78)	(78)
Operating expense from straight-line rent	383	383	766	757
Net gains on sale of undepreciated real estate	—	—	(24)	—
Provision for impairment	6,850	—	6,850	—
Deferred compensation costs	1,416	1,280	2,574	2,552
Fair market value amortization — mortgage notes payable	(1,105)	(1,069)	(2,178)	(2,088)
Revenue maintaining capital expenditures
Building improvements	(1,339)	(2,201)	(1,579)	(2,908)
Tenant improvements	(4,526)	(12,121)	(8,351)	(23,357)
Lease commissions	(3,453)	(3,006)	(6,184)	(6,149)

Total revenue maintaining capital expenditures	(9,318)	(17,328)	(16,114)	(32,414)

Cash available for distribution	$43,415	$33,543	$90,727	$65,442

CAD per share — fully diluted	$0.48	$0.37	$1.00	$0.71

Weighted-average shares/units outstanding — fully diluted	90,979,203	91,418,933	90,944,076	92,237,966

Distributions per Common Share	$0.44	$0.44	$0.88	$0.88

Payout ratio of CAD (Distribution per Common Share divided by CAD per Share)	91.7%	118.9%	88.0%	123.9%

(1)	Prior period figures for unconsolidated straight-line rent and deferred market rent have been updated and/or reclassified to reflect more recent data.

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — QUARTER
(unaudited and in thousands)
Of the 249 properties owned by the Company as of June 30, 2008, a total of 225 properties (“Same Store Properties”) containing an aggregate of 21.9 million net rentable square feet were owned for the entire three month periods ended June 30, 2008 and 2007. Average occupancy for the Same Store Properties was 92.9% during 2008 and 93.3% during 2007. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended June 30,
	2008	2007
Revenue
Rents	$112,205	$112,118
Tenant reimbursements	18,919	17,454
Termination fees	792	1,123
Other	347	652

	132,263	131,347

Operating expenses
Property operating expenses	38,135	36,745
Real estate taxes	13,382	13,089

Net operating income	$80,746	$81,513

Net operating income — percentage change over prior year	-0.9%

Net operating income, excluding termination fees & other	$79,607	$79,738

Net operating income, excluding termination fees & other — percentage change over prior year	-0.2%

Net operating income	$80,746	$81,513
Straight line rents	(3,264)	(4,242)
FAS 141 rents	(1,637)	(2,109)

Cash — Net operating income	$75,845	$75,162

Cash — Net operating income — percentage change over prior year	0.9%

Cash — Net operating income, excluding termination fees & other	$74,706	$73,387

Cash — Net operating income, excluding termination fees & other - percentage change over prior year	1.8%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended June 30,
	2008	2007
Net Income	$9,368	$1,189
Add/(deduct):
Interest income	(179)	(1,597)
Interest expense	35,709	39,423
Deferred financing costs	1,198	1,065
Equity in income of real estate ventures	(1,664)	(4,504)
Depreciation and amortization	52,472	53,542
Gain on early extinguishment of debt	(986)	—
General & administrative expenses	6,127	7,007
Minority interest — partners’ share of consolidated real estate ventures	38	(8)
Minority interest attributable to continuing operations — LP units	(16)	(158)
Income from discontinued operations	(7,524)	(2,729)

Consolidated net operating income	94,543	93,230
Less: Net operating income of non same store properties	(9,566)	(4,373)
Less: Eliminations and non-property specific net operating income	(4,231)	(7,344)

Same Store net operating income	$80,746	$81,513

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — YEAR
(unaudited and in thousands)
Of the 249 properties owned by the Company as of June 30, 2008, a total of 225 properties (“Same Store Properties”) containing an aggregate of 21.9 million net rentable square feet were owned for the entire six month periods ended June 30, 2008 and 2007. Average occupancy for the Same Store Properties was 93.1% during 2008 and 93.0% during 2007. The following table sets forth revenue and expense information for the Same Store Properties:

	Six Months Ended June 30,
	2008	2007
Revenue
Rents	$224,058	$223,889
Tenant reimbursements	35,753	34,859
Termination fees	4,024	1,617
Other	858	1,347

	264,693	261,712

Operating expenses
Property operating expenses	74,778	74,421
Real estate taxes	26,949	25,478

Net operating income	$162,966	$161,813

Net operating income — percentage change over prior year	0.7%

Net operating income, excluding termination fees & other	$158,084	$158,849

Net operating income, excluding termination fees & other — percentage change over prior year	-0.5%

Net operating income	$162,966	$161,813
Straight line rents	(7,292)	(9,615)
FAS 141 rents	(3,107)	(4,581)

Cash — Net operating income	$152,567	$147,617

Cash — Net operating income — percentage change over prior year	3.4%

Cash — Net operating income, excluding termination fees & other	$147,685	$144,653

Cash — Net operating income, excluding termination fees & other - percentage change over prior year	2.1%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Six Months Ended June 30,
	2008	2007
Net Income	$24,112	$20,414
Add/(deduct):
Interest income	(382)	(2,378)
Interest expense	71,807	78,396
Deferred financing costs	2,706	2,323
Equity in income of real estate ventures	(2,779)	(5,258)
Depreciation and amortization	104,324	111,340
Net gain on sale of undepreciated real estate	24	—
Gain on early extinguishment of debt	(4,342)	—
General & administrative expenses	11,039	14,417
Minority interest — partners’ share of consolidated real estate ventures	78	108
Minority interest attributable to continuing operations — LP units	103	(681)
Income from discontinued operations	(17,355)	(31,961)

Consolidated net operating income	189,335	186,720
Less: Net operating income of non same store properties	(19,090)	(9,113)
Less: Eliminations and non-property specific net operating income (loss)	(7,279)	(15,794)

Same Store net operating income	$162,966	$161,813